UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2009 (July 8, 2009)

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2009, EMC Corporation (“EMC”), Envoy Merger Corporation, a wholly owned subsidiary of EMC (“Purchaser”) and Data Domain, Inc. (“Data Domain”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). As previously announced and as contemplated by the terms of the Merger Agreement, (a) EMC and Purchaser have commenced a cash tender offer (the “Offer”) for all outstanding shares (the “Shares”) of Data Domain’s common stock at a purchase price of $33.50 per share, net to the seller in cash, without interest (the “Offer Price”) and (b) following consummation of the Offer, Purchaser will merge with and into Data Domain with Data Domain surviving as a wholly-owned subsidiary of EMC (the “Merger”).

The terms of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are set forth in Amendment No. 7 to the Tender Offer Statement on Schedule TO originally filed by EMC and Purchaser with the Securities and Exchange Commission (the “SEC”) on June 2, 2009, as amended on June 3, 2009, June 9, 2009, June 15, 2009, June 17, 2009, June 26, 2009, July 6, 2009 and July 9, 2009 (as amended, the “Schedule TO”), relating to the Offer. A copy of Amendment No. 7 to the Schedule TO is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The description of the Merger Agreement contained in the Schedule TO is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and: (a) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by disclosures that were made to the other party in connection with the execution of the Merger Agreement, which disclosures are not necessarily reflected in the Merger Agreement; (c) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about EMC may be found elsewhere in this Current Report on Form 8-K and EMC’s other public filings, which are available without charge through the SEC’s website at www.sec.gov.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any shares of Data Domain. EMC and Purchaser have filed with the SEC a tender offer statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and these documents have been mailed to the stockholders of Data Domain. These documents contain important information about the tender offer and stockholders of Data Domain are urged to read them. Investors and stockholders of Data Domain are able to obtain a free copy of these documents and other documents filed by EMC and Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may also be obtained by investors and stockholders of Data Domain free of charge by directing a request to the Information Agent for the offer, Morrow & Co., LLC at (800) 662-5200, or by email at emc.info@morrowco.com.

Item 8.01. Other Events.

On July 8, 2009, EMC issued a press release regarding the Merger Agreement and the Offer. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated July 8, 2009, by and among EMC, Purchaser and Data Domain

99.1	Amendment No. 7 to Schedule TO (incorporated by reference to Amendment No. 7 to the Schedule TO filed by EMC and Purchaser with the SEC on July 9, 2009)

99.2	Press release issued by EMC on July 8, 2009 (incorporated by reference to Exhibit (a)(1)(xviii) to the Schedule TO)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and
General Counsel

Date: July 9, 2009

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